UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road,	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.00% Senior Notes due 2031	BWA31	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On November 16, 2022, BorgWarner Inc. (the “Company” or “BorgWarner”) entered into a letter agreement with Wolfspeed, Inc. (NYSE: WOLF) (“Wolfspeed”) under which BorgWarner agreed to invest up to $500 million in a not-less-than $1 billion convertible debt offering (the “Offering”) by Wolfspeed, a semiconductor company focused on silicon carbide and GaN technologies. The Offering will consist of convertible promissory notes issued by Wolfspeed that will be convertible into Wolfspeed stock. The specific terms of the Offering will be determined through negotiations between Wolfspeed and one or more financial investors in the Offering. However, BorgWarner has no obligation to invest in the Offering if the Offering does not close on or before May 15, 2023 (or such later date as may be agreed upon by BorgWarner and Wolfspeed). Simultaneously with the execution of the letter agreement, BorgWarner and Wolfspeed entered into an agreement under which Wolfspeed agreed to provide a silicon carbide manufacturing capacity corridor to BorgWarner. Under the multiyear agreement between BorgWarner and Wolfspeed, beginning in 2024, BorgWarner will be entitled to purchase up to $650 million of devices annually as BorgWarner requirements increase.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description

104.1	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: November 16, 2022	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary